Exhibit 10.10

Line of Credit Agreement

No.: 2023 Yu Zhong Yin Xin No.YB001

Party A: Jiangxi Yibo Electronic Technology Co., Ltd

Business license No.:

Legal representative: Weidong Gu

Principal place of business: Inside Yibo Industrial Park, 756 Photovoltaic Road, Xinyu High-tech Development Zone, Jiangxi Province, China.

Zip code: 338000

Financial institution of deposit and account no.: Xinyu Gaoxin Branch, Bank of China,

Phone: 0790-7081098	Fax: 0790-7081098

Party B: Bank of China, Xinyu Branch

Person in charge: Zeng Qingming

Principal place of business: No. 2 Xianlai Zhong Avenue, Xinyu City

Phone: 0790-6435513	Fax: 0790-6435513

To develop friendly and mutually beneficial cooperative relations, Party A and Party B have hereby voluntarily concluded the following agreement on the principles of equality, mutual benefit and good faith.

Article 1 Scope of Business

Party B to party A under this agreement to provide credit, in compliance with this agreement and related individual agreement under the premise of party a to party b for circulation, regulate or disposable, used for short-term loans, corporate account overdraws, bank acceptance bills of exchange, trade finance, bond, fund business and other credit business (generally referred to as the “individual credit business”).

The trade financing business referred to in this agreement includes the opening of international L/C, the opening of domestic L/C, import bill advance, delivery guarantee, packing loan, export bill advance, export discount under the L/C, domestic L/C buyer’s bill, domestic L/C seller’s bill, domestic L/C negotiation and other international and domestic trade financing business.

The Letter of Guarantee Business referred to in this Agreement includes issuing Letter of Guarantee, Standby Letter of Credit and other international and domestic Letter of Guarantee Business.

Article 2 Type and Amount of Line of Credit

Party B agrees to provide Party A with the following line of credit:

Currency: RMB

Amount: (in words) CNY One Hundred and Fifty million Yuan;

(in figures) CNY 150,000,000.00 yuan.

Specific types and amounts are as follows:

1. The loan line is RMB 100 million. Including: short - term working capital loan line of 100 million yuan.

2. The amount of bank acceptance draft is RMB 50 million. Among them: the bank acceptance draft exposure limit of 50 million yuan.

Article 3 Use of Line of Credit

1. Within the term of the line of credit agreed herein, Party A may use the corresponding line within the scope of single credit business lines that does not exceed the range agreed upon in the preceding article in the manner specified in item (1) below:

(1) Recycling. The specific categories include: short-term working capital loan line, bank acceptance bill exposure line.

(2) disposable use. The specific type of quota included is: /

If Party A needs to adjust the credit line set forth in Article 2, it shall apply to Party B in writing, and Party B shall decide whether to adjust the credit line and the specific method of adjustment, and notify Party A in writing.

2. As of the effective date of this Agreement, based on the previously valid Facility Agreement or similar agreements and individual agreements, the credit balance that Party A has incurred with Party B shall be deemed as the credit granted under this agreement and occupy the credit line under this agreement.

Article 4 The occupation of the amount of the credit line

There are three ways to occupy the amount of the credit line in the Second Treaty of this Agreement:

1. Do not occupy: Refers to the business preference for sons over daughters under the Individual Agreement, in which Party A provides full deposit or cash equivalents (including but not limited to national bonds and certificates of deposit) as collateral, or the credit risk of such business is completely transferred to financial institutions approved by Party B (including but not limited to Party A providing acceptance pledges by financial institutions approved by Party B), without taking up the amount of credit limit agreed in Article 2 of this Agreement.

2. Partial occupation: Refers to the business under the Individual Agreement (excluding short-term loan business), in which Party A provides the margin or cash equivalents (including but not limited to national bonds and certificates of deposit) pledged by guarantee, The credit risk of such business is transferred to financial institutions approved by Party B (the information risk is transferred to financial institutions approved by Party B including but not limited to Party A providing bank acceptance pledge accepted by financial institutions approved by Party B), which does not occupy the amount of the credit line agreed in Article 2 of this Agreement; The part not covered by the guarantee of margin or cash equivalent pledge, and the part that the credit risk of such business is not transferred to the financial institution approved by Party B, shall occupy the amount of the credit facility stipulated in Article 2 hereof.

3. Full occupation: refers to the business other than the circumstances agreed in Items 1 and 2 above, occupying the amount of the credit line agreed in Article 2 of this Agreement.

The aforementioned individual agreements shall be managed under this Agreement, form an integral part of this Agreement and be bound by this Agreement, except as otherwise agreed in the Individual Agreement.

The provisions of this Article shall also apply to the way in which Party A occupies the credit balance already incurred in Party B as stipulated in Paragraph 2 of Article 3 hereof.

Article 5 Agreements That Need to Be Signed for Completing Single Credit Business Transaction According to Proper Procedures

If Party A applies to Party B for individual credit granting business hereunder, it shall submit the corresponding application to Party B and sign the corresponding contract with Party B (collectively referred to as single agreement)

Article 6 Terms of Use of the Line of Credit

The term of the Facility as set forth in Article 2 hereof shall be from the effective date of this Agreement to March 23, 2024.

Upon expiration of the term of the credit line mentioned in the preceding paragraph, if Party B continues to provide Party A with the credit line upon mutual agreement through negotiation, the Parties may enter into a supplementary agreement in writing to specify the new line of credit and the term of use. The Supplementary Agreement shall form an integral part of this Agreement, and the matters not agreed herein the Supplementary Agreement shall be governed by the provisions of this Agreement and shall have the same legal effect as this Agreement.

The expiration of the credit line term shall not affect the legal effect of this Agreement and shall not constitute a cause for termination of this Agreement Party A and Party B shall continue to perform the single credit extension business already conducted by both parties in accordance with this Agreement and the relevant single agreements, and the existing rights and obligations shall be fully performed.

Article 7 Prerequisite for Completing Single Credit Business According to Proper Procedures

Party A shall, as required by Party B, meet the following conditions for individual credit granting business:

1. Party B shall reserve company documents, bills, seals, names of relevant personnel and signature samples related to the signing of this Agreement and Individual Agreement, and fill in the relevant vouchers;

2. Opening accounts necessary for single item credit extension business;

3. The guarantee stipulated in this Agreement and Individual Agreement has been effectively established;

4. Other prerequisites for handling the business stipulated in the single agreement;

5. Other conditions that Party B thinks Party A should meet

Article 8 Guarantee

With respect to the debts incurred by Party A to Party B pursuant to this Agreement and the Individual Agreement, the parties agree to guarantee the following:

Maximum Guarantee：

(1) Jiangxi Leibo Titanium Electronic Technology Co., Ltd shall provide guarantee of maximum amount, and sign the Contract of Guarantee of Maximum amount (No. YB001, Yu Zhongyin, 2023).

(2) Huang Xingzhi shall provide a guarantee of maximum amount and sign the Contract of Guarantee of Maximum amount No. YB002 for YBC Gaobao in 2023.

(3) Gu Weidong shall provide the guarantee of maximum amount and sign the Contract of Guarantee of Maximum amount No. YB003 in 2023.

(4) Cheng Zhisheng shall provide a guarantee of maximum amount and sign the Contract of Guarantee of Maximum amount No. YBG004 in 2023.

Maximum mortgage：

(1) The shops under the name of Huang Xingzhi (Property Rights Certificate No. : A14764-A14766, No. : A14533, No. : A14537) will provide mortgage of maximum amount, and sign Contract No. : YB001, 2021.

(2) Land and workshop owned by Jiangxi Yipt Electronic Technology Co., LTD. (The property certificate number is: Yufang warrant High-tech Zone character No. S0307151, Yufang warrant High-tech Zone character No. S0307152, Yufang warrant High-tech Zone character No. S0307154, Yufang warrant High-tech zone character No. S0307158-S0307175) to provide maximum mortgage, And sign the mortgage contract with the maximum amount No. 2022 YB001.

Pledge of deposit：

(1) Jiangxi Yibo Electronic Technology Co., Ltd. shall provide margin pledge guarantee for the amount of its banker’s acceptance bill, and sign the General Agreement on Margin Pledge No. YB001, No. 2023.

Upon the occurrence of any event that Party B believes affects the ability of Party A or its guarantee to perform the contract, or upon invalidation of the guarantee document or deterioration of the financial status of the guarantee or a reduction in its ability to repay debt due to any other cause or upon any breach by the guarantor for any contract with Party B including another guarantee type agreement or upon depreciation, destruction, damage, loss or seizure of the collateral, thus leading to a significant reduction in or loss of the guarantee ability, Party B shall have the right to request that Party A replace the guarantor or provide a new collateral to guarantee the debt of Party A to Party B.

Article 9 Statements and Promises

Party A hereby makes the following statement:

1. Party A is a corporate legal person set up and existing in accordance with law. It has completed industry and commerce registration procedures or will do so in a timely manner, has all necessary rights and can perform the obligations under this agreement and the single item agreements in its own name;

2. The execution and performance of this agreement and the single item agreements is an indication of the true intent of Party A, for which legitimate and valid corporate authorization has been obtained in accordance with the articles of association or other internal management document of the enterprise and which shall not violate any agreement, contract and other legal documents binding on Party A;

3. All documents, financial statements, vouchers and other information provided by Party A to Party B under this agreement and the single item agreements are true, complete, accurate and valid;

4. The background of the transaction for which Party A has filed an application with Party B for completion of business according to proper procedures is true and legitimate, and is not used for any illegal purpose such as money laundering.

5. Party A has not concealed to Party B any event that affects its and its guarantor’s financial status and their contract performance ability.

6. The purpose of the loan and the source of repayment are genuine and lawful.

Party A promises as follows:

1. To regularly submit its financial statements (including but not limited to annual statements, quarterly statements and monthly statements) and other related information to Bank of China;

2. To accept and cooperate with Bank of China in inspection and supervision of the use of its line of credit and relevant production, operational and financial activities.

3. In the event that Party A has signed a counter guarantee agreement or similar agreement together with the guarantor of this agreement with respect to its guarantee obligations, such an agreement shall not compromise any right of Party B under this agreement;

4. Upon the occurrence of any event that affects the financial status and contract performance ability of Party A or its guarantor, including but not limited to any change of operating modes, such as any form of partitioning, merger, cooperative business, joint venture with a foreign investor, cooperation, contractual operations, reorganization, restructuring and plan for being listed on the stock exchange, any reduction in registered capital, transfer of any major asset or equity, undertaking of any major debt or encumbrance of any new major debt on the collateral, the seizure of the collateral, dissolution, revocation, (being subject to) application for bankruptcy，major lawsuit，Party A shall notify Party B in the fastest manner and without hesitation

5. For any matters not agreed upon in this agreement, Party A hereby agrees to handle them according to practices and the applicable rules of Party B.

6. The funds obtained under this Agreement and the Individual Agreements will not be used to transfer loans or purchase other financial products for arbitrage or to illegally add new hidden debts of local governments.

7. Cooperate with Party B to conduct due diligence, provide and update information about the Institution and its beneficial owners, and provide background information about the transaction.

8. Party A shall submit its environmental and social risk report to Party B.Party A represents and warrants to strengthen environmental and social risk management and undertakes to accept Party B’s supervision.Party A’s breach of the foregoing shall constitute or be deemed to be a breach of the Agreement, and Party B may take remedies in accordance with the provisions hereof.

Article 10 Disclosure of affiliated parties and related transactions within the group to which Party A belongs

Both parties agree that Item 2 below shall apply:

1. Party A is not a group customer identified by Party B according to the Guidelines on Risk Management of Credit Granting Business for Group Customers of Commercial Banks (hereinafter referred to as the Guidelines).

2. Party A belongs to the group customer identified by Party B in accordance with the Guidelines. Party A shall, in accordance with Article 17 of the Guidelines, timely report to Party B the related transactions of more than 10% of the net assets, including the related relationships of the parties, the transaction items and nature of the transaction, the transaction amount or the corresponding proportion, and the pricing policy (including the transactions with no amount or only a nominal amount).

Article 11 Event of breach and Handling

Any of the following shall constitute or be deemed to be a breach of this Agreement and the Individual Agreement by Party A:

1. Party A fails to perform its obligations of payment and repayment to Party B as stipulated in this Agreement and Individual Agreement;

2. Party A fails to use the funds obtained in accordance with the provisions of this Agreement and individual agreements for agreed purposes, or Party A uses the funds obtained in the transfer of loans or purchase of other financial products for arbitrage, or Party A adds new hidden debts of local governments in violation of regulations;

3. Any statement made by Party A in this Agreement or Individual Agreement is untrue or violates its commitments made in this Agreement or Individual Agreement;

4. In case of any of the circumstances set forth in Item 4 of Article 9 hereof, Party B deems that it may affect the financial condition and performance capacity of Party A, or the financial condition and performance capacity of the guarantor, and Party A fails to provide a new guarantor or replace the guarantor in accordance with the provisions hereof;

5. Party A terminates its business or dissolves, cancels or goes bankrupt;

6. Party A refuses to cooperate with Party B in carrying out due diligence, and Party A or its transaction or counterparty is suspected of money laundering, terrorist financing, nuclear weapons proliferation, violation of applicable sanctions or other violations of laws and regulations, or Party A and the guarantor are included in the list or scope of applicable sanctions of the United Nations, China and other sanctions;

7. Party A violates other provisions of this Agreement and the Individual Agreement concerning the rights and obligations of the parties;

8. Party A defaults under other contracts with Party B or other institutions of Bank of China Limited;

9. The Guarantor breaches the terms of the Guarantee Contract, or breaches the Contract with Party B or other institutions of Bank of China Limited.

In the event of breach of contract as set forth in the preceding paragraph, Party B shall have the right to take the following measures separately or simultaneously according to the specific circumstances:

1. Require Party A and the Guarantor to correct their breach within a time limit;

2. Reduce, suspend or terminate the line of credit to Party A in whole or in part;

3. Suspend or terminate, in whole or in part, the acceptance of Party A’s business applications under this Agreement, Individual Agreement or other agreements between Party A and Party B; To suspend or terminate the issuance and processing of loans, trade financing and letter of guarantee business that have not been issued or processed in whole or in part;

4. Declare that the outstanding loans, trade financing funds, advance principal and interest of letter of guarantee and other amounts payable under this Agreement, Individual Agreement or other agreements between Party A and Party B are immediately due in whole or in part;

5. Termination or rescission of this Agreement, in whole or in part, of individual agreements and other agreements between Party A and Party B;

6. Require Party A to indemnify Party B for the losses caused by Party A’s breach, including but not limited to the legal costs, attorney fees, notary fees, execution fees and other related costs and losses caused by the realization of the creditor’s rights;

7. The amount used to pay off all or part of the debts of Party A to Party B shall be deducted from the accounts opened by Party A in Party B. Undue funds in the account are deemed to be due early. If the account currency is different from Party B’s business denominated currency, it shall be converted at the exchange rate of the settlement and sale exchange rate applicable to Party B at the time of deduction;

8. Exercise the real right of security;

9. Require the guarantor to bear the guaranty liability;

10. Other measures deemed necessary by Party B.

Article 12 Rights Reservation

Failure by either party to exercise part or all of its rights under this Agreement or Individual Agreement or to require the other party to perform or assume part or all of its obligations or responsibilities shall not constitute a waiver of such rights or a waiver of such obligations or responsibilities.

Any leniency, extension or postponement of the exercise of the rights under this Agreement or the Individual Agreement by either Party to the other Party shall not affect any of its rights under this Agreement, the Individual Agreement and laws and regulations, nor shall it be deemed to be a waiver of such rights.

Article 13 Variation, modification, termination and partial invalidation

This Agreement may be changed or modified in writing upon mutual agreement of both parties. Any change or modification shall constitute an integral part of this Agreement.

Unless otherwise provided by laws and regulations or agreed by the parties, this Agreement shall not be terminated until the rights and obligations of this Agreement and all individual agreements hereunder have been fully performed.

Unless otherwise provided by laws and regulations or agreed by the parties, the invalidity of any provision hereof shall not affect the legal effect of other provisions.

Article 14 Applicable laws and dispute resolution

Unless otherwise agreed by the parties, this Agreement and Individual Agreement shall be governed by the laws of the People’s Republic of China.

Unless otherwise agreed by the parties, all disputes arising out of or in connection with the conclusion or performance of this Agreement or Individual Agreement after the Agreement or Individual Agreement comes into force shall be settled through negotiation by the parties. If no agreement can be reached through consultation, either party may adopt the second of the following methods for settlement:

1. Arbitration：Submit to/arbitration committee for arbitration.

The arbitration shall be conducted in accordance with the arbitration rules of the Commission in effect at the time of applying for arbitration. The arbitration shall be conducted at the place of arbitration. The award of the arbitration shall be final and binding upon both parties.

2. Lawsuits. The parties may choose the Chinese court for settlement through litigation through consultation.

File a lawsuit with the people’s court in the place where Party B or any other institution of Bank of China Limited exercising its rights and obligations in accordance with this Agreement or the Individual Agreement is domicile.

During the settlement of the dispute, if the dispute does not affect the performance of other provisions of this Agreement and the Individual Agreement, such other provisions shall continue to be performed.

Article 15 Enclosures

The following appendixes and other appendixes and individual agreements mutually confirmed by both parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

Attachment 1: Confirmation Letter.

Article 16 Other appointments

1. Without the written consent of Party B, Party A shall not assign any rights and obligations hereunder and the Individual Agreement to any third party.

2. If Party B has to entrust other institutions of Bank of China Limited to perform the rights and obligations under this Agreement and Individual Agreement due to business needs, Party A shall acknowledge that; Other institutions of Bank of China Limited authorized by Party B shall have the right to exercise all rights under this Agreement and Individual Agreement, and shall have the right to bring a lawsuit to a court or submit the dispute under this Agreement and Individual Agreement to an arbitration institution for arbitration.

3. Without affecting the other provisions of this Agreement and the Individual Agreement, this Agreement shall be legally binding on both parties and their successors and assigns according to law.

4. Unless otherwise agreed, the parties shall specify the address of correspondence and contact as set forth in this Agreement, and the delivery address as confirmed by both parties to be valid. The applicable scope of service address includes the delivery of all kinds of notices, agreements and other documents during the performance of the contract between the parties, as well as relevant documents and legal documents in the event of disputes arising from this Agreement, as well as the first instance, second instance, retrial and execution procedures after the disputes enter into arbitration and civil proceedings.

In case of any change of the above address, the changing party shall inform the other party of the changed address in writing 10 working days in advance. In arbitration and civil proceedings, either party shall perform the obligation to serve notice of the change of address to the arbitration institution or the court when its address is changed. If either party fails to perform the notification obligation in the foregoing manner, the address for service confirmed herein shall still be deemed to be the effective address for service.

If the legal document is not actually received by one party due to the inaccurate address provided or confirmed by one party or the timely notification of the other party and the court after the change of the address of service in accordance with the procedures, or the designated receiver refuses to sign for it, the date on which the document is returned shall be deemed as the date on which it is served. If the document is served directly, the date on which the sender records the information on the return certificate of service shall be deemed as the date on which it is served.

5. The headings and business names in this Agreement are used for convenience only and shall not be used to interpret the contents of this Agreement or the rights and obligations of the parties.

6. If Party B is unable to perform this Agreement or perform as agreed herein due to changes in laws, regulations, regulatory provisions or requirements of regulatory authorities, Party B shall have the right to terminate or modify the performance of this Agreement and the Individual Agreements hereunder in accordance with changes in laws, regulations, regulatory provisions or requirements of regulatory authorities. Party B shall be exempted from liability if the Agreement is terminated or modified for such reasons and Party B is unable to perform or perform as agreed herein.

7. Party A may consult and complain about this Agreement and the business hereunder through Party B’s telephone number listed herein.

Article 17 Protocol validation

This Agreement shall come into force upon being signed and affixed official seals by the legal representatives, responsible persons or authorized signatories of both parties.

This agreement is made in six originals, with one held by each party and the guarantor and all originals have the same legal effect.

Party A : Jiangxi Yibo Electronic Technology Co., Ltd

Authorized signatory: /s/ Weidong Gu

Date: April 7, 2023

Party B: Bank of China Co., Ltd. Xinyu Branch

Authorized signatory: /s/ Qingming Zeng

Date: April 7, 2023

Confirmation letter

Bank of China Co., Ltd. Xinyu Branch

Our company fully understands and clearly understands that this Letter of Confirmation is an attachment to the Line of Credit Agreement signed between your bank and our company on to , and we confirm that the following address is the valid receiving address of our company.

Our company’s address: Xinyu Photovoltaic Road, 756 Yibo Industrial Park

Zip code: 338000 Tel: 7081098

Contact address of designated receiver: Yibo Industrial Park, No.756, Photovoltaic Road, Xinyu City

Zip code: 338000 Tel: 18879092922

Any notice, request or other documents (including but not limited to notice of early maturity, etc.) may be sent to the above receiving address by (☐ post ☐ express ☐ email ☐ other means: /);If the registration address of our company is inconsistent with the above receiving address, the above receiving address shall be the contact address of our company.

If your bank and our company because of the dispute to the people’s court or arbitration institution, the people’s court and the arbitration institutions at all levels in the case of acceptance, trial (first, second instance and retrial), the case is in different stages of the execution of all kinds of legal documents through the (/ mail/Courier/E-mail/other way: /) delivered to the receiving address.

If there is any change to the receiving address, we will inform your bank or the people’s court or arbitration agency in a timely written form, otherwise the above receiving address is still valid. If we provide address is not exact, did not inform the change of address or refused to accept, make your any notice, request, or other documents and all levels of the people’s court or arbitration institution of the legal document is not our company received (use of the service by post, notice, request, files or other legal documents be returned; on the day of delivery shall be deemed to be the date of In case of direct service, the date on which the document of service is marked on the spot by the person serving the document shall be the date of service), and we shall be solely responsible for all consequences arising therefrom.

Confirmed by: Jiangxi Yibo Electronic Technology Co., Ltd

Authorized Signatory:	/s/ Weidong Gu

Date: April 7, 2023